As filed with the Securities and Exchange Commission on May 27, 2025

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM S-8

REGISTRATION STATEMENT
Under The Securities Act of 1933

PARK-OHIO HOLDINGS CORP.
(Exact Name of Registrant as Specified in Its Charter)

Ohio (State or Other Jurisdiction of Incorporation or Organization)	34-1867219 (I.R.S. Employer Identification No.)

6065 Parkland Boulevard, Cleveland, Ohio (Address of Principal Executive Offices)	44124 (Zip Code)

Park-Ohio Holdings Corp. 2021 Equity and Incentive Compensation Plan
(Amended and Restated Effective May 15, 2025)
(Full Title of the Plan)
Robert D. Vilsack
Secretary and Chief Legal Officer
Park-Ohio Holdings Corp.
6065 Parkland Boulevard
Cleveland, Ohio 44124
(Name and Address of Agent For Service)
(440) 947-2000
(Telephone Number, Including Area Code, of Agent For Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
    Large accelerated filer     Accelerated filer
    Non-accelerated filer     Smaller reporting company
    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE
This Registration Statement on Form S-8 (“Registration Statement”) has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of 1933 (the “Securities Act”) of an additional 675,000 shares of common stock, par value $1.00 per share (“Common Stock”), of Park-Ohio Holdings Corp., an Ohio corporation (the “Registrant”), issuable pursuant to the Park-Ohio Holdings Corp. 2021 Equity and Incentive Compensation Plan (Amended and Restated Effective May 15, 2025) (the “Plan”). Except to the extent supplemented, amended or superseded by the information set forth herein, the contents of the following Registration Statements of the Registrant are incorporated by reference: the Registration Statement on Form S-8 (filed on June 10, 2021), including all exhibits attached thereto, filed as Registration No. 333-256988, and the Registration Statement on Form S-8 (filed on May 23, 2023), including all exhibits attached thereto, filed as Registration No. 333-272137.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 1. Incorporation of Documents by Reference.
    The Registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents have been filed by the Registrant with the Commission and are incorporated herein by reference:
(a)    The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024 (Commission File No. 000-03134), filed March 6, 2025;
(b)    The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 (Commission File No. 000-03134), filed May 7, 2025;
(c)    The Registrant’s Current Reports on Form 8-K (Commission File No. 000-03134), filed May 15, 2025 and May 21, 2025; and
(d)    The description of the Common Stock contained in the Registrant’s Current Report on Form 8-K (File No. 000-03134), filed on June 1, 2006, as amended by the description of the Registrant’s Common Stock contained in Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019 and as amended by any subsequent amendments and reports filed for the purpose of updating such description.
    All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.
Item 2. Interests of Named Experts and Counsel.
    The legality of the Common Stock being offered by this Registration Statement has been passed upon for the Registrant by Mr. Robert D. Vilsack. Mr. Vilsack is the Secretary and Chief Legal Officer of the Registrant. As of May 27, 2025, Mr. Vilsack held 187,764 shares of Common Stock.

Item 3. Exhibits.
Exhibit Number    Description

    4.1    Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1998 (Commission File No. 000-03134) filed on March 30, 1999)

    4.2    Code of Regulations of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1998 (Commission File No. 000-03134) filed on March 30, 1999)

    4.3    Park-Ohio Holdings Corp. 2021 Equity and Incentive Compensation Plan (Amended and Restated Effective May 15, 2025) (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (Commission File No. 000-03134) filed on May 21, 2025)

    5.1    Opinion of Counsel

    23.1    Consent of Independent Registered Public Accounting Firm

    23.2    Consent of Counsel (included in Exhibit 5.1)

    24.1    Power of Attorney

    107    Filing Fee Table

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 27th day of May, 2025.

PARK-OHIO HOLDINGS CORP.

By:  /s/ Robert D. Vilsack
Robert D. Vilsack
Secretary and Chief Legal Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date: May 27, 2025	* Matthew V. Crawford Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)
Date: May 27, 2025	* Patrick W. Fogarty Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Date: May 27, 2025	* Edward F. Crawford Director
Date: May 27, 2025	* Patrick V. Auletta Director

Date: May 27, 2025	* Dan T. Moore III Director
Date: May 27, 2025	* John D. Grampa Director
Date: May 27, 2025	* Ronna Romney Director
Date: May 27, 2025	* Howard W. Hanna IV Director
Date: May 27, 2025	* Steven H. Rosen Director
Date: May 27, 2025	* James W. Wert Director

* This Registration Statement has been signed on behalf of the above officers and directors by Robert D. Vilsack, as attorney-in-fact, pursuant to a power of attorney filed as Exhibit 24.1 to this Registration Statement.

Dated: May 27, 2025    By:  /s/ Robert D. Vilsack
Robert D. Vilsack
Attorney-in-Fact

5